SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDED FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Amendment of Report Dated July 29, 2002

AMERICARE HEALTH SCAN, INC.
(Exact name of registrant as specified in its charter)

1-16655 (Commission File Number)	65-0714523 (I.R.S. Employer Identification No.)

20 N.W. 181st Street, Miami, Florida (Address of principal executive offices)	33169 (Zip Code)

Registrant’s telephone number, including area code: (305) 770-1141

     ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     On July 25, 2002, Americare Health Scan, Inc. (hereinafter “Americare”) dismissed its independent accountants, London Witte & Company, P.A. and has retained the firm of Berkovits, Lago & Company, LLP to act as its independent accountant in the future. The date of engagement of Berkovits, Lago & Company, LLP is July 29, 2002.

     During Americare’s two most recent fiscal years and through the date of this Form 8-K, there were no disagreements between Americare and London Witte & Company, P.A. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of London Witte & Company, P.A. would have caused it to make reference to the subject matter of the disagreements in connection with its report. Further, during Americare’s two most recent fiscal years and through the date of this Form 8-K, there were no adverse opinion or a disclaimer opinion or modified as to uncertainty, audit scope, or accounting principles except, however; London Witte & Company, P.A. issued a qualified opinion expressing concern whether Americare could remain a going concern in its statements during the two most recent fiscal years.

     The decision to change accountants was approved by a committee of the Board of Directors of Americare and shall be approved by the full Board of Directors at the next meeting of the Board of Directors of Americare.

     Americare provided London Witte & Company, P.A. with a copy of the foregoing disclosure, and a letter from London Witte & Company, P.A. confirming its agreement with these disclosures is attached hereto as Exhibit 16.1 to this report.

     During Americare’s two most recent fiscal years and through the date of this Form 8-K, Americare has not consulted with any other auditor with respect to any of the matters or respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S- K.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 2, 2002	AMERICARE HEALTH SCAN, INC.

By: /s/ Dr. Joseph P. D’Angelo

Dr. Joseph P. D’Angelo President

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